SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 21, 2006


                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (Exact Name of Company as Specified in Charter)


          Delaware                       000-32551               23-3067904
--------------------------------    ---------------------    -------------------

(State or Other Jurisdiction of     (Commission File No.)      (IRS Employer
        Incorporation)                                       Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia             3004

      (Address of Principal Executive Offices)                     (Zip Code)


Company's telephone number                       61-3-8532-2860
Company's facsimile number                       61-3-8532-2805
Company's email address                          lgdi@axisc.com.au
Company's website address                        www.lgdi.net



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Item 2.01      Completion of Acquisition or Disposition of Assets


Effective July 21, 2006, Legend International Holdings, Inc. ("Legend") has completed the purchase of the diamond mining tenements in Northern Australia from Astro Diamond Mines N.L. ("Astro").

The tenements are located in the Northern Territory of Australia and are prospective for diamonds. The project areas are referred to as Calvert Hills (the Foelsche and Selby areas) and Cox (Broadmere).

The Foelsche and Selby areas are located in the Gulf country of the Northern Territory. This land package covers over 8,000 square kilometers of diamond prospective terrain. The Foelsche project area is located less than 20 kilometres east of the Merlin diamond field held by North Australian Diamonds Ltd. The Selby prospect area is approximately 130 kilometres to the east. Portions of these prospects have been surveyed using airborne electromagnetic geophysical techniques ("EM") with highly encouraging results. Numerous anomalies were found to occur within areas drained by streams containing significant kimberlite indicator minerals. Selected airborne anomalies in various settings were followed up with detailed ground gravity surveys. The results of the gravity survey have defined several outstanding coincident gravity anomalies showing much greater detail than the airborne survey. These results are considered to be very encouraging. Government requirements will need to be met before access and drilling can be carried out next year.

Other holdings in the district include areas adjacent to the Abner Range discoveries of Gravity Diamonds Ltd, and a large position at the Cox project area, 230 kilometres to the west. The Cox project area consists of more than 9,200 square kilometers of terrain that is also prospective for diamonds. Microdiamonds, macrodiamonds and chromites were recovered by previous explorers in the Broadmere area within the Cox project. It is envisaged that an airborne electromagnetic survey can be flown over this area in the next field season, which runs from April to November 2006.

The Broadmere prospect is located within the Cox group of tenements, which are centred 230 kilometres northwest of the Merlin field. Three macrodiamonds and numerous microdiamonds have been recovered by previous explorers from two broad areas within the Broadmere prospect. It is envisaged that these two broad areas will constitute the beginning of further detailed airborne surveys in the next field season, which runs from April to November 2006.


Item 3.02      Unregistered Sales of Equity Securities


(i) Effective July 21, 2006, Legend issued 31,880,035 shares of common stock to Renika Pty Ltd ("Renika"), a company associated with Mr J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

(ii) Effective July 21, 2006, Legend announces a capital raising of 4,000,000 shares of common stock at an issue price of US$0.50 for a total of US$2,000,000. The shares issued are restricted shares. The funds will be used to fund the exploration on the Northern Australian diamond interests recently acquired from Astro and for working capital. Full completion of the capital raising is due on August 15, 2006. The securities that are being issued pursuant to the Private Placement are being issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act) under Section 4(2) of the Act.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEGEND INTERNATIONAL HOLDINGS INC.
                                    (Company)

                                    By:      /s/Peter Lee
                                             -----------------------------------

                                                       Peter Lee
                                                       Secretary

Dated: July 21, 2006